Exhibit 15.(a).1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-11848 and 333-138200 on Form F-3 of our report dated April 28, 2016, relating to the financial statements of G. Willi-Food International Ltd. appearing in this Annual Report on Form 20-F of G. Willi-Food International Ltd. for the year ended December 31, 2015.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
A Member of Deloitte Touche Tohmatsu
Tel-Aviv, Israel
April 28, 2016